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                                                                    EXHIBIT 23.2



                        CONSENT OF DELOITTE & TOUCHE LLP




We consent to the incorporation by reference in this Registration Statement of Abaxis, Inc. on Form S-8 of our reports dated April 23, 1999, appearing in the Annual Report on Form 10-K of Abaxis, Inc. for the year ended March 31, 1999.


/s/ Deloitte & Touche LLP

San Jose, California
August 10, 1999